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                                                                    EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT

      Agreement made as of the 4th day of April, 1997 by and among Unidigital Inc., a Delaware corporation with its principal office at 20 West 20th Street, New York, New York 10011 ("Unidigital"), its wholly-owned subsidiary, Unidigital/Boris Corporation, a Massachusetts corporation with its principal office at c/o Unidigital Inc., 20 West 20th Street, New York, New York 10011 (the "Buyer"), Boris Image Group, Inc., a Massachusetts corporation with its principal office at 451 D Street, Boston, Massachusetts 02210 ("Seller") and Leslie W. Brewer, II ("Brewer") and Michael Hartnett ("Hartnett"), the holders of all of the issued and outstanding shares of common stock of the Seller (Brewer and Hartnett are sometimes collectively referred to herein as the "Shareholders"). The Seller and Brewer are sometimes collectively referred to herein as the "Selling Parties".

                              Preliminary Statement

      The Seller is engaged principally in the business of digital imaging and photographic processing (the "Business"). The Buyer desires to purchase, and the Seller desires to sell, certain of the assets and the Business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

      1.    Sale and Delivery of the Assets

      1.1   Delivery of the Assets.

            (a) Subject to and upon the terms and conditions of this Agreement, except as specifically provided in Section l.l(b) hereof, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, free and clear of all liens, liabilities, security interests, leasehold interests and encumbrances of any nature whatsoever (except as otherwise expressly provided herein), all of the properties, assets and other claims, rights and interests of the Seller or which are used in the Business of whatever kind, character or description, whether real, personal or mixed, tangible or intangible, wherever situated, including without limitation:

                  (i) all inventories of raw materials, work in process, goods in transit (i.e., inventories purchased by, but not delivered to, the Seller), finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items (collectively, the "Inventory");

                  (ii) all accounts receivable and notes receivable (including any security held by the Seller for the payment thereof) (collectively, the "Accounts Receivable");

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                  (iii) those prepaid expenses set forth in Schedule 1.1(iii);

                  (iv) all rights under the contracts, agreements, leases, licenses, purchase orders, customer sales agreements and other instruments set forth on Schedule 2.9(b) and Schedule 2.13(a) attached hereto (collectively, the "Contract Rights");

                  (v) all books; payment records; accounts; customer lists; environmental reports or studies; correspondence; production records; technical, accounting, manufacturing and procedural manuals; engineering data; development and design data; plans, blueprints, specifications and drawings; employment and personnel records; and other useful business records, including electronic media, and any confidential or other information which has been reduced to writing, utilized in the conduct of or relating to the Business or the Assets (as hereinafter defined), subject to the Seller's right to retain copies thereof which the Seller reasonably requires for its ongoing operation, winding-up or dissolution;

                  (vi) all rights of the Seller under express or implied warranties from the suppliers of the Assets to the extent transferable (but excluding such rights insofar as the same pertain to liabilities retained by the Seller hereunder);

                  (vii) the motor vehicles and other rolling stock listed on
Schedule 1.1(vii);

                  (viii) all of the machinery, equipment, tools, dies, tooling, production fixtures, maintenance machinery and equipment, computers, telecommunication systems, fittings and other office equipment, furniture, leasehold improvements and construction in progress on the date hereof whether or not reflected as capital assets in the accounting records of the Seller which are owned by the Seller and used or useful in the Business including but not limited to all of the foregoing located at the locations set forth on Schedule 1.l(viii) (collectively, the "Fixed Assets");

                  (ix) all right, title and interest of Seller in and to all intangible property rights relating to the Business, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, trade names, including but not limited to the name "Boris Image Group, Inc.", or any derivation thereof and those names listed on Schedule 2.20 attached hereto, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, certification marks, industrial designs, technical expertise, research data and other similar property and the registrations and applications for registration thereof owned by the Seller or, where not owned, used by the Seller in the Business and all goodwill associated thereto and all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

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                  (x) all transferable approvals, authorizations,
certifications, consents, variances, permissions, licenses and permits to or from, or filings, notices or recordings to or with, federal, state, foreign, and local governmental authorities as held or effected by the Seller in connection with the Assets;

                  (xi) all of the Seller's goodwill and the exclusive right to use the names of the Seller as all or part of a corporate name;

                  (xii) except as specifically provided in Section 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which relate to the Business and exist on the date hereof, of every kind and nature and description, whether tangible or intangible, real, personal or mixed; and

                  (xiii) cash or cash equivalents ("Cash").

            (b) Notwithstanding the provisions of Section 1.1(a) above, the assets to be transferred to the Buyer under this Agreement shall not include (i) any of Seller's rights or consideration under this Agreement, or (ii) any refunds of federal, state, foreign or local income or other tax paid by the Seller, or (iii) any insurance policies currently held by the Seller and related premium agreements for general liability, product liability and workers compensation insurance for periods prior to the date hereof, or (iv) except as otherwise set forth on Schedule 1.1(b)(i) attached hereto, any of the assets of Color Space Corporation, a Massachusetts corporation controlled by Brewer ("Color Space"), or (v) those assets listed on Schedule 1.1(b)(ii) attached hereto (collectively, the "Excluded Assets").

            (c) The Inventory, Accounts Receivable, Contract Rights, Fixed Assets, Intangible Property, Cash and other properties, assets and business of the Seller described in Section 1.1(a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets".

      1.2   Further Assurances.

            (a) At the Closing, the Seller shall execute and deliver a Bill of Sale (the "Bill of Sale") substantially in the form attached hereto as Exhibit A, and the assignments described in Sections 7.13(b) and (c) hereof. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Selling Parties (or their successors) promptly shall execute and deliver such assignments of leases and other instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets and the Business, to put the Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

            (b) The Selling Parties and the Buyer each will use its best efforts to obtain as promptly as possible written consents to the transfer, assignment or sublicense to the Buyer of all


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agreements, commitments, purchase orders, contracts, licenses, leases, rights and other contract documents being transferred pursuant to Section 1.1(a) hereof where the approval or other consent of any other person is required. If any such approval or consent cannot be obtained, or if the parties hereafter agree in writing that it is not in their respective best interests to obtain any such approval or other consent, the Selling Parties will cooperate with the Buyer in any reasonable arrangement designed to provide the Buyer with substantially the same economic benefits as if such approval or other consent had been obtained and the transfer effected on or before the date hereof.

      1.3   Assumption of Liabilities.

            (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to (i) perform, pay and discharge, in accordance with their respective terms, all those liabilities and obligations set forth on
Schedule 1.3(a) attached hereto which were incurred in the ordinary course of business of the Business and are outstanding on the date hereof (the obligations set forth in (i) are collectively, the "Assumed Current Liabilities"); (ii) perform in accordance with their terms those obligations outstanding on the date hereof under the Contract Rights; and (iii) perform in accordance with their terms those liabilities arising after the date hereof from any agreement, contract, commitment or other contract documents which the Buyer has requested be transferred to it pursuant to Section 1.1(a) but which has not been so transferred due to the failure of Seller to obtain the consent or approval required for such transfer, provided that the Buyer has received substantially the same economic benefit of such contract as if such consent or approval had been obtained (the obligations set forth in (i), (ii) and (iii) are, collectively, the "Assumed Liabilities").

            (b) Except as otherwise provided herein, the Buyer shall not assume any of the liabilities of the Seller and the Shareholders and shall purchase the Assets free and clear of all liens, mortgages, security interests, encumbrances and claims and the Selling Parties each represent, warrant and agree that the Buyer shall not be or become liable for any claims, demands, liabilities or obligations not expressly assumed in this Agreement of any kind whatsoever arising out of or relating to the conduct of the Business by Seller or the Assets or Assumed Liabilities prior to the date hereof. Without limiting the foregoing, the Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller and the Shareholders shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller and the Shareholders other than the Assumed Liabilities, including but not limited to:

                  (i) except as set forth on Schedule 1.3(a) attached hereto, severance, termination or other payments or benefits (including but not limited to post-retirement benefits) including but not limited to those owing under Seller's severance policy or any employment agreement to any employees (union or non-union), sales agents or independent contractors employed by the Seller prior to the Closing (collectively, "Seller's Employees"), liabilities arising under any federal, state, local or foreign "plant closing law", liabilities accruing under the Seller's employee benefit plans, retirement plans, and liabilities for any Employee Plan (as defined in


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Section 2.21 except those liabilities to Seller's Employees who become employees of Buyer after the Closing relating solely to and arising solely out of their term of employment with the Buyer);

                  (ii) worker's compensation claims arising from events prior to Closing;

                  (iii) stock option or other stock-based awards made to Seller's Employees,

                  (iv) liabilities for any federal, state, local or foreign income taxes (including interest, penalties and additions to such taxes) or any deferred income taxes of the Seller or the Shareholders;

                  (v) liabilities for any payroll taxes (including interest, penalties and additions to such taxes), except those liabilities to Seller's Employees who become employees of the Buyer after the Closing relating solely to and arising solely out of their term of employment with the Buyer;

                  (vi) liabilities incurred for violations of occupational safety, wage, health, welfare, employee benefit or environmental laws or regulations prior to the date hereof;

                  (vii) liabilities to the extent related solely to the Excluded Assets;

                  (viii) except as provided in Section 11 hereof, any tax (including but not limited to any federal, state, local or foreign income, franchise, single business, value added, excise, customs, intangible, sales, transfer, recording, documentary or other tax) imposed upon, or incurred by, the Seller or the Shareholders, if any, in connection with or related to this Agreement or the transactions contemplated hereby (including interest, penalties and additions to such taxes);

                  (ix) liabilities for any commercial rent taxes to the extent accrued but not paid prior to the date hereof;

                  (x) other than the Assumed Liabilities, any liabilities of Seller to third parties arising out of the failure of Seller to obtain any necessary consents to the assignment to Buyer of contracts or leases to which Seller is a party (including damages asserted by third parties for breach of such contracts or leases due to the failure to obtain such consents);

                  (xi) except as set forth in Section 9.6 hereof, liabilities, contingent or otherwise, which are not disclosed on Schedule 1.3(a);

                  (xii) liabilities in connection with the litigation entitled Ross et al. v. Goodman et al. in Suffolk Superior Court (Civil Action No. 89-6129D) and Goodman et al. v. Kayafus et al. in Middlesex Superior Court (Civil Action No. (96-2200), each in the Commonwealth of Massachusetts (collectively, the "Prior Litigation");

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                  (xiii) liabilities of Seller for any state franchise taxes or annual license or other fees relating to qualification as a foreign corporation or authorization to do business in such states (including interest, penalties and additions to such taxes and fees); and

                  (xiv) any other liabilities of any kind or nature whether now in existence or arising hereafter not expressly assumed by Buyer under Section 1.3(a) hereof.

      1.4 Purchase Price. In consideration of the transfer of the Business and Assets of the Seller to the Buyer hereunder, the Buyer will assume the Assumed Liabilities and will pay an aggregate purchase price (the "Purchase Price"), subject to the provisions of Section 1.5, equal to (i) $1,725,000 in cash payable to the Seller (such aggregate amount of consideration to be paid in cash in accordance with the provisions of this Section 1.4(i) hereof being referred to herein as "Cash Consideration"), (ii) $150,000 payable to the Seller, such amount to be paid by the issuance of an 8% promissory note (the "Note") in the form attached hereto as Exhibit C, (iii) $225,000 payable to Brewer (or his nominee), such amount to be paid by the issuance of such number of shares of restricted Unidigital common stock (the "Unidigital Stock"), which when multiplied by the average daily bid and asked prices of Unidigital's stock for the 10 trading days immediately prior to the three trading days immediately prior to the Closing, shall have a market value of $225,000, (iv) $25,000 payable to Hartnett (or his nominee), such amount to be paid in Unidigital Stock, which when multiplied by the average daily bid and asked prices of Unidigital's stock for the 10 trading days immediately prior to the three trading days immediately prior to the Closing, shall have a market value of $25,000 (such aggregate amount of consideration paid in stock in accordance with the provisions of this Sections 1.4 (iii) and (iv) hereof being referred to herein as the "Stock Consideration"), (v) an aggregate of $150,000 in a guaranteed cash bonus pool for the management team and key staff of the Seller (excluding Brewer) (the "Management Team") payable in two distributions of $75,000 on the first and second anniversaries of the date hereof to be distributed among the Management Team in accordance with the determination of the Board of Directors of Buyer, (vi) 50,000 options to purchase the common stock of Unidigital granted to the Management Team on the date hereof to be distributed among the Management Team in accordance with the determination of the Board of Directors of Buyer, and (vii) 50% of the pre-tax income of the Business (excluding any interest charges related to the acquisition of the Assets contemplated hereby) to the extent such pre-tax income exceeds $400,000 (but no payment shall be due on any pre-tax income of the Business in excess of $1,400,000) for the year ending on the end of the first fiscal quarter of Unidigital subsequent to the first anniversary of the date hereof (unless the date hereof coincides with the end of a fiscal quarter of Unidigital in which case the measurement period shall be on the first anniversary of the date hereof). Such amount shall be payable within ninety (90) days of such measurement date.

      1.5   The Closing.

            (a) The Closing shall take place at the offices of the Seller on the date hereof. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur on the date hereof.

            (b) At the Closing the Buyer shall pay the Purchase Price in the following manner:

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                  (i) by the assumption of the Assumed Liabilities;

                  (ii) payment of the Cash Consideration;

                  (iii) delivery of the Note; and

                  (iv) delivery of the Stock Consideration. Buyer shall deliver that portion of the Stock Consideration due to Brewer to a third-party escrow agent, reasonably acceptable to the Seller and the Buyer, as "Escrow Agent" pursuant to the Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit D. The disbursement of amounts held by the Escrow Agent shall be done in accordance with the terms of the Escrow Agreement.

      1.6 Allocation of Purchase Price. The aggregate amount of the Purchase Price shall, for tax purposes only, be allocated among the Assets and Assumed Liabilities substantially in accordance with the amounts set forth on Schedule
1.6. The Seller and the Buyer agree that they will not take any position which is materially inconsistent with the allocations provided for in this Agreement in preparing income, capital or franchise tax returns.

      2.    Representations of the Selling Parties

            The representations and warranties made by the Selling Parties herein or in any instrument or document furnished in connection herewith shall survive the Closing until (and including) the fifth anniversary of the date hereof. The representations and warranties in this Section 2 or in any document delivered to the Buyer pursuant to this Agreement are deemed to be material and the Buyer is entering into this Agreement relying on such representations and warranties. The Selling Parties, jointly and severally, represent and warrant to the Buyer as follows (it being understood that all references in this Section 2 to the Seller shall be deemed to include any of Seller's subsidiaries, unless the context otherwise requires):

      2.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. Schedule 2.1 sets forth the authorized and outstanding capital stock of the Seller as well as the record and beneficial owners thereof. Except as set forth on Schedule 2.1, the Seller does not own or control, directly or indirectly, any corporation, partnership, association or business entity. The Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and failure to be qualified would have a material adverse affect on the Business. Schedule 2.1 contains a true, correct and complete list of all of the jurisdictions in which the ownership of the property used in the Business or the nature of the Business requires qualification.

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      2.2   Authorization. The execution and delivery of this Agreement (and all other agreements provided for herein) by the Seller, and the consummation by the Seller of all transactions contemplated hereby, has been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitutes the valid and legally binding obligations of the Seller, enforceable against it, in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the Articles of Organization or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) except as otherwise set forth herein (including any schedules or exhibits attached hereto), conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which any of them is a party or by which any of them or any of their properties is or may be bound, other than with respect to obligations of Seller which will be discharged at or prior to Closing. Schedule 2.2 attached hereto sets forth a true, correct and complete list of all consents, approvals, permissions, licenses, authorizations and other requirements prescribed by law, rule, regulation or by contract in connection with the consummation by the Seller of the transactions contemplated by this Agreement. Except as indicated on Schedule 2.2, all such items have been or will be, prior to the date hereof, obtained and satisfied.

      2.3 Ownership of the Assets. Schedule 2.3 attached hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting their respective Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good and marketable title to all Assets, which at the Closing will be free and clear of all Encumbrances. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to all Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever. The Assets to be conveyed to the Buyer hereunder constitute all properties, assets, rights and claims which are necessary in all material respects to the conduct of the Business as currently conducted by the Seller.

      2.4   Financial Statements.

            (a) The Seller has previously delivered to the Buyer its audited balance sheet as of June 30, 1996 (the "June 1996 Balance Sheet") and the related statements of operations, shareholders' equity and changes in financial position of the Seller for the fiscal year then ended (collectively, the "June 1996 Financial Statements") and its unaudited balance sheet as of


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February 28, 1997 (the "February 1997 Balance Sheet") the related unaudited statements of operations, shareholders' equity and changes in financial position of the Seller for the year then ended (in each case as prepared by management of Seller) (the "Unaudited Financial Statements"). The June 1996 Financial Statements and the Unaudited Financial Statements (collectively, the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied consistently with past practice and the Unaudited Financial Statements have been certified by the Seller's Chief Executive Officer and Chief Financial Officer.

            (b) The Financial Statements are accurate and complete, and fairly present, as of their respective dates, the financial condition, retained earnings (deficit), assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated. Nothing has come to the attention of the Seller since the date of the Financial Statements which would lead it to believe that the reserves and accruals shown thereon are inadequate for all reasonably anticipated losses, costs and expenses and the Seller reasonably believes that such reserves and accruals are adequate for all of such losses, costs and expenses.

      2.5 Litigation. Except as set forth on Schedule 2.5, the Seller is not a party to, or to the Selling Parties' best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation (to the best of the Selling Parties' knowledge), grievance, arbitration, proceeding, or controversy or claim before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business, properties, condition (financial or otherwise) or prospects of the Business. The Seller is not in violation of or in default with respect to any judgment, order, award, writ, injunction, decree or rule of any court, governmental department, commission, agency, instrumentality, arbitrator, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority, where such violation or default would have a material adverse effect upon the Assets, the business, properties, condition (financial or otherwise) or prospects of the Business or the consummation of the transactions contemplated hereby. The Seller has not received notice of any product liability claim, warranty claim or other claim whatsoever which, if decided adversely, would have a material adverse effect on the Assets or the business, condition (financial or otherwise), properties or prospects of the Business.

      2.6 Insurance. Schedule 2.6 sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Business and of all life insurance policies maintained for any employees of the Business, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1993. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the business of the Business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on Schedule 2.6, the Seller has not received any notice or other


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communication from any issuer of the Insurance Policies canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Selling Parties, no such cancellation, amendment or increase of deductibles, retainers or premiums is threatened.

      2.7 Inventory. Schedule 2.7 sets forth a true, correct and complete list of the Inventory as of date hereof, including a description and reasonable estimate of the valuation thereof. At the date hereof, the Inventory will consist of items of a quality and quantity which are usable or saleable, without discount and at values at least equal to the values indicated on the latest balance sheet included in the Financial Statements, in the ordinary course of business, except as otherwise reserved or provided for in accordance with the procedures set forth on Schedule 2.7, conducted by and within the normal operating cycle of the Business. At the date hereof, the value of all items of obsolete materials, excess quantities of materials and of materials of below standard quantity will be reserved for in accordance with the procedures set forth in Schedule 2.7, and to the extent not inconsistent, with generally accepted accounting principles.

      2.8 Fixed Assets. Schedule 2.8 sets forth a true, correct and complete list of all Fixed Assets as of the date hereof, including a description and the cost and accumulated depreciation on an aggregate basis with respect to all Fixed Assets. Except as set forth in Schedule 2.8, as of the date hereof, the Fixed Assets are in good condition and repair and are sufficiently operational (apart from ordinary wear and tear) to enable the Buyer to conduct the business in essentially the same manner in which it has heretofore been conducted by the Seller.

      2.9 Leases. Schedule 2.9(a) attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real estate, identifying separately each ground lease, to which the Seller is a party as lessee or tenant or which the Seller uses in the operations of the Business. Schedule 2.9(b) attached hereto sets forth a list of all leases of real estate which the Buyer will assume pursuant to this Agreement (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 2.9(b) attached hereto, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which default remains uncured. Except as set forth on
Schedule 2.9(b) attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease by either party thereto, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Lease and will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal or extension of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by any party under any Lease. Seller has fulfilled all material obligations required pursuant to the Leases to have been performed by Seller and has no reason to believe that it will


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be unable to perform, when due, all of its remaining obligations under said
Leases after the date hereof to the Closing. None of the Leases imposes any restrictions that would materially interfere with the continued operation of the business as currently conducted on any of the properties that are the subject of the Leases. There is no pending or, to the best of the Selling Parties' knowledge, threatened eminent domain taking or condemnation that will or may affect any of the properties that are the subject of the Leases.

      2.10 Change in Financial Condition and Assets. Since June 30, 1996, there has been no change which materially and adversely affects the Assets or the business, properties, condition (financial or otherwise) or prospects of the Business and which has not been disclosed on the Financial Statements. The Selling Parties have no knowledge of any existing or threatened occurrence, event or development related to the Assets or the business, properties, condition (financial or otherwise) or prospects of the Business which could have a material adverse effect on the Assets or the business, properties, condition (financial or otherwise) or prospects of the Business.

      2.11 Accounts Receivable. Schedule 2.11 sets forth a true, correct and complete list of all Accounts Receivable within two days of the Closing, including an aging thereof as of the date hereof. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the values as shall be determined in accordance with Schedule 2.7.

      2.12 Books and Records. The general ledgers and books of account of the Seller with respect to the Business, all federal, state, local and foreign income, franchise, property and other tax returns filed by the Seller, with respect to the Assets, and all other books and records of the Seller with respect to the Business are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations other than any digression from such practice and procedures which has no material and adverse effect on the Assets or the Business, or the valuations thereof for the purposes of this Agreement, as conducted as of and prior to the date hereof.

      2.13  Contracts and Commitments.

            (a) Schedule 2.13(a) attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral, which relate to the Business and which are to be assigned from the Seller to the Buyer at Closing (collectively, the "Contracts"):

                  (i) all material loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or its property is bound;

                  (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

                  (iii) all contracts, agreements, commitments, purchase orders (other than merchandise deliveries to customers in the normal course of business upon standard terms) or other understandings or arrangements to which the Seller is a party or by which any of their respective property is bound which (A) involve payments or receipts by any of them of more than $10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) may materially adversely affect the condition (financial or otherwise) or the properties, Assets, business or prospects of the Business;

                  (iv) all collective bargaining agreements, employment and consulting agreements, non-competition agreements, trust agreements, executive compensation plans, bonus, 401(k), or profit-sharing plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, memoranda of understanding, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

                  (v) all agency, distributor, sales representative and similar agreements to which the Seller is a party;

                  (vi) all material contracts, agreements or other understandings or arrangements, whether written or oral, between the Seller and any shareholder, employee, officer or director of the Seller which may affect the Business as conducted as of and prior to the date hereof or the Assets;

                  (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

                  (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous) which are available;

                  (ix) all return policies and product warranties relating to products or goods manufactured or distributed by the Business as the same are currently in effect or may have been in effect from time to time since June 30, 1995, as well as any exception to such policies, all cooperative advertising arrangements and all rebate, discount or allowance arrangements;

                  (x) all contracts related to operation, maintenance or management of the leased facilities under any Leases (the "Leased Premises") other than immaterial contracts which do not constitute a part of Assumed Liabilities; and

                  (xi) any licensing agreements, franchise agreements and other material agreement or contract entered into by the Seller.

            (b) Except as set forth on Schedule 2.13(b) attached hereto:

                  (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Selling Parties have no knowledge that any Contract is not a valid and binding agreement of the other parties thereto:

                  (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by it prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof to the Closing;

                  (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto (an "Inchoate Default"); and

                  (iv) to the best knowledge of the Selling Parties, there is no existing breach or default by any other party to any Contract, and no Inchoate Default.

            (c) Except as set forth on Schedule 2.13(b), the continuation, validity and effectiveness of each Contract would not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

            (d) True, correct and complete copies of all of the foregoing contracts and agreements (other than all unfilled purchase orders and all unfilled customer orders), including but not limited to the Contracts, and a list of all unfilled purchase orders and all unfilled customer orders, shall be delivered by the Seller to the Buyer within five business days of the date hereof other than Contracts which will be terminated as of the Closing.

      2.14 Compliance with Laws. Except as set forth in Schedule 2.14, the Seller has all requisite licenses, permits and certificates, including health and safety permits, from federal, state, local and foreign authorities necessary to conduct the Business and own and operate the Assets (collectively, the "Permits"). Schedule 2.14 sets forth a true, correct and complete list of all such Permits, copies of which previously have been (or within five business days hereof will be) delivered by the Seller to the Buyer. The Seller has not engaged in any activity which would cause or, to the knowledge of the Seller, permit revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or Inchoate Defaults by the Seller under any Permit. The Selling Parties have no knowledge of any default or claimed or purported or alleged default or Inchoate Defaults on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit. Except as set forth in Schedule 2.14, the consummation of the transactions contemplated by this Agreement will in no way affect the continuation, validity or effectiveness of the Permits or require the consent of any third party under any such Permit. The Seller is not in violation of any law, regulation or ordinance (including but not limited to laws, regulations or ordinances relating to building, zoning, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Assets or the business, properties, condition (financial or otherwise) or prospects of the Seller. The business of the Seller does not violate, in any material respect, and the Seller is not in violation of, any federal, state, local or foreign laws, regulations or orders, the violation or enforcement of which would have a material and adverse effect on the Assets, business, properties, condition (financial or otherwise) or prospects of the Seller. Except as set forth on
Schedule 2.14, the Seller has not received any notice or communication from any federal, state, foreign, or local governmental or regulatory authority or otherwise of any such violation or noncompliance and has not received any notice prior to such time of any violation that has not been cured.

      2.15  Employee Relations.

            (a) The Seller is in compliance with all material federal, state, local and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or taxes or workers compensation assessments or penalties.

            (b)   Except as set forth on Schedule 2.15:

                  (i) none of Seller's Employees are represented by any labor union;

                  (ii) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any state, foreign, or local agency affecting the Seller;

                  (iii) there is no pending labor strike or other material labor trouble affecting the Seller (including but not limited to any organizational campaign);

                  (iv) there is no material labor grievance pending against or affecting the Seller;

                  (v) there is no pending organizing activities respecting the Seller's Employees;

                  (vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Seller is a party, or to the best knowledge of the Seller, any basis for which a claim may be made under any collective bargaining agreement to which the Seller is a party affecting the Seller's Employees; and

                  (vii) there is no pending litigation, or other proceeding or basis for an unasserted claim against the Seller by any employee or group of employees or independent contractor or group of independent contractors which is based on claims arising out of any employee's or group of employees' employment relationship with the Seller or any independent contractor's or group of independent contractors' independent consulting relationship with the Seller (insofar as such relationship pertains to the Business of the Seller), including but not limited to claims for contract, tort, discrimination, employee benefits, commissions, wrongful termination, age discrimination, sexual harassment, sexual discrimination and any and all common law or statutory claims.

      2.16 Absence of Certain Changes or Events. Except as set forth on Schedule 2.16, since June 30, 1996, the Seller has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

            (a) Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

            (b) Sold or purchased, assigned or transferred any of its Assets (except for Inventory sold in the ordinary course of business);

            (c) Made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

            (d) Suffered any casualty losses, whether insured or uninsured, and whether or not in the control of the Seller, in excess of $25,000 in the aggregate, or waived any rights of any value unless such loss or waiver is reflected in the Financial Statements;

            (e) Authorized or issued recall notices for any of its products relating to the Business or initiated any safety investigations relating to the Business;

            (f) Merged or consolidated with or into any corporation or other entity;

            (g) Made, accrued or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, or, except in accordance with past practice and the ordinary course of business, its employees;

            (h) Waived, forgiven, released or compromised any rights of material (individually or in the aggregate) value to the Business, including without limitation any indebtedness owed to the Seller;

            (i) Failed to use best efforts to (i) preserve the possession, control and good condition of the Assets and Business, (ii) keep in faithful service its present officers and key employees, and (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it;

            (j) Failed to operate the Business and maintain its books, accounts and records in the customary manner and in accordance with past practice;

            (k) Materially altered the terms, status or funding condition of any Employee Plan except as contemplated by this Agreement;

            (l) Entered into any collective bargaining contract, or any joint venture, partnership or other arrangement for the conduct of the Business;

            (m) Declared or paid any dividend or other distribution in respect of shares of capital stock other than normal distributions for the payment of income taxes occasioned by Subchapter S tax election;

            (n) Made any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock;

            (o) Forgiven, released or compromised any indebtedness owed to the Seller by any employee or other person except upon full payment or, in the case of any customer, returns and allowances made in the ordinary course of business consistent with past practices;

            (p) Purchased any assets or securities of any person, other than in the ordinary course of business;

            (q) Commenced any legal proceeding in bankruptcy or any other action seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect or make any other assignment for the benefit of its creditors; or

            (r) Received notice of any litigation, warranty claim or products liability claims relating to the Business.

      2.17 Customers. The Seller has heretofore provided to the Buyer a true, correct and complete list of the names and addresses of all customers of the Seller. None of the 15 customers which accounted for the largest dollar volume of purchases from the Seller for the twelve-month period ended the date hereof, has notified the Seller that it intends to discontinue its relationship with the Seller nor, to the best of the Selling Parties' knowledge, does there exist any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Seller with any such customer nor does there exist a present condition or state of facts or circumstances known to the Seller involving such customers which would materially adversely affect the Business or prevent the Buyer from conducting the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted by the Seller. The Seller has no consignment sales in effect as of the date hereof and no customer has any return rights except as set forth on
Schedule 2.13(a).

      2.18 Suppliers. Schedule 2.18 sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Seller which accounted for the largest dollar volume of purchases by the Seller for the twelve-month period ended the date hereof. The Seller is not a party to any requirements contract relating to the purchase of inventory, finished goods or other property used in the conduct of the Business. None of the Seller's suppliers has notified the Seller that it intends to discontinue its relationship with the Seller, nor raise its prices so as to materially adversely affect the Business nor, to the best of the Selling Parties' knowledge, does there exist any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Seller with any such supplier, nor does there exist a present condition or state of facts or circumstances known to the Selling Parties involving such suppliers which would materially adversely affect the Business or prevent the Buyer from conducting the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted by the Seller.

      2.19 Prepayments and Deposits. Except as set forth on Schedule 2.11, the Seller has no prepayments or deposits from customers for products to be shipped, or services to be performed, by the Seller after the date hereof.

      2.20 Trade Names and Other Intangible Property.

            (a) Schedule 2.20 attached hereto sets forth a true, correct and complete list and a description of all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer. The Selling Parties have no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any such license or agreement. During the past two years the only name by which the Seller has been known or which the Seller has used is its corporate name set forth in the preamble of this Agreement.

            (b) Except as otherwise disclosed in Schedule 2.20 attached hereto, the Seller is the sole and exclusive owner, free and clear of all liens, claims and restrictions, of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Seller is sufficient to conduct the Business, as presently conducted. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. Except as otherwise disclosed in Schedule 2.20, the Seller (i) has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, trade name, copyright or other property right, with respect to the use thereof or in connection with the conduct of the Business or otherwise. The Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property. Except as set forth in Schedule 2.20, the consummation of the transactions contemplated by this Agreement (including any required financing) will in no way affect the continuation, validity or effectiveness of the Intangible Property or require the consent of any third party in respect of the Intangible Property.

      2.21  Employee Benefit Plans.

            (a) ERISA. Except as set forth on Schedule 2.21, neither the Seller nor any person, firm, corporation or entity which is (or within the past five years has been) a member with the Seller of a "controlled or affiliated group", within the meaning of Section 414(b), (c), (m), (n) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), has maintained, sponsored or contributed to any "pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "welfare plan" within the meaning of Section 3(1) of ERISA, or any other employee benefit plan, program, practice or arrangement, whether or not subject to ERISA (a "non-ERISA plan") (such pension plans, welfare plans and non-
ERISA plans of the Seller being herein referred to as the "Employee Plans"). Except as set forth on Schedule 2.21, the Seller has provided the Buyer with a true, correct and complete copy of each pension plan, each welfare plan and each non-ERISA plan listed on such Schedule, together with a copy of the most recent summary plan description and annual report (if applicable) with respect to each such plan. Except as set forth on Schedule 2.21, each pension plan listed on such Schedule is a "qualified plan" within the meaning of Section 401 of the Code. Except as set forth on Schedule 2.21, each pension plan, each welfare plan and each non-ERISA plan listed on such Schedule has been administered in accordance with its terms, and each pension plan and welfare plan has been operated and administered in accordance with all applicable requirements of ERISA and the Code. Without limiting the generality of the foregoing, no trustee, administrator, sponsor, or other party-in-interest or disqualified person, has engaged or participated in any "prohibited transaction", as that term is defined in Section 4975(c)(1) of the Code, with respect to any pension plan or welfare plan listed on Schedule 2.21. Without limiting the generality of the foregoing, in connection with all welfare or non-ERISA plans which are subject to continuation coverage under Section 4980B of the Code, all notices and elections with respect to such coverage have been made in compliance with the requirements of Section 4980B. With respect to each "defined benefit pension plan", as defined in Section 3(35) of ERISA, identified on Schedule 2.21: (i) the fair market value of the assets thereof as of the date hereof is as set forth on such Schedule; (ii) the present value of all accrued benefits thereunder, determined as if such pension plan terminated on the date hereof, is as set forth on Schedule 2.21; (iii) if any such plan is a "multiemployer plan", as defined in Section 3(37) of ERISA, the present value of the contingent liability of the Seller both in the event of the termination of such plan and in the event that the Seller withdraws therefrom is as set forth on Schedule 2.21;
(iv) no such plan has incurred an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, and (v) no such pension plan has terminated, nor has any "reportable event", within the meaning of Section 4043 of ERISA, occurred with respect to such plan. All contributions for all periods ending prior to the date hereof (including periods from the first day of the current plan year to the date hereof) will be made prior to the date hereof by the Seller in accordance with past practice with respect to pension plans, welfare plans and non-

ERISA plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course of business, with regard to applicable plans for policy years or other applicable policy periods ending on or before the date hereof.

            (b) Claims and Litigation. Except as set forth on Schedule 2.21, to the best of the Selling Parties' knowledge, there are no threatened or pending claims, suits or other proceedings by present or former employees of Seller, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or any other pension or entity involving any Employee Plan, including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits to participants or beneficiaries, including claims pursuant to domestic relations orders and there is no basis for any legal action, proceeding or investigation with respect to such plans.

      2.22  Leased Premises.

            (a) Schedule 2.22 contains a true, correct and complete list of the address of all Leased Premises.

            (b) Except as set forth on Schedule 2.22, no work has been performed on or materials supplied to the Leased Premises within any applicable statutory period which could give rise to mechanics or materialmen's liens; all bills and claims for labor performed and materials furnished to or for the benefit of the Leased Premises for all periods prior to the Closing shall be paid in full, and the Selling Parties have no knowledge of any mechanic's or materialmen's liens, whether or not perfected, on or affecting any portion of the Leased Premises.

            (c) There is no pending or, to Seller's knowledge, threatened condemnation or eminent domain proceeding with respect to the Leased Premises.

            (d) Except as set forth on Schedule 2.22, and to the best of Seller's knowledge, there are no taxes or betterment or special assessments other than ordinary real estate taxes pending or payable against the Leased Premises and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Leased Premises; the Selling Parties have no knowledge of any proposed special assessment that may affect the Leased Premises or any part thereof; there are no penalties due with respect to real estate taxes and/or impositions, and all real estate taxes and/or impositions (excepting those for the current year that are not yet due and payable) with respect to the Leased Premises have been paid in full; there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

            (e) The Leased Premises comply with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Government Regulations") of any and all government agencies, the violation of which would have a material adverse effect on the Assets or the business, property condition (financial or otherwise) or prospects of the Seller. To the extent set forth in Schedule 2.14, the Seller has obtained and provided to the Buyer all consents, permits, licenses and approvals required by such Government Regulations, such consents, permits, licenses and approvals are in full force and effect, have been properly and validly issued, and on or prior to the date hereof will be assigned to the Buyer by the Seller to the extent the same are assignable. Except as set forth in Schedule 2.14, there is no uncured breach of any condition or requirement imposed by, or pursuant to, any permit or license issued with respect to the Leased Premises. There is no action pending or, to the best of the Selling Parties' knowledge, threatened by any government agencies claiming that the Leased Premises violates such Government Regulations or threatening to shut down the Business or the use of the Assets or to prevent the Assets from being used as presently used.

            (f) Except as set forth on Schedule 2.22, there are no actions, suits, petitions, notices or proceedings pending, given or, to the best of the Seller's knowledge, threatened by any persons or government agencies before any court, government agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have a material adverse effect on the value, occupancy, use or operation of the Leased Premises.

            (g) To Seller's knowledge the structural components of all of the buildings located on the Leased Premises are in good condition and repair, normal wear and tear excepted.

            (h) The Selling Parties (i) have not received notice and (ii) have no knowledge of the existence of any outstanding notice:

                  (A) from any federal, state, county, municipal or foreign authority alleging any health, safety, pollution, environmental, zoning or other violation of law with respect to the Leased Premises or any part thereof that has not been entirely corrected; or

                  (B) from any insurance company or bonding company with respect to any defects or inadequacies in the Leased Premises or any part thereof that would adversely affect the insurability of same or cause the imposition of extraordinary premiums or charges therefor or any termination or threatened termination of any policy of insurance or bond relating thereto.

If the Selling Parties obtain knowledge of any such notice prior to the date hereof, the respective Selling Parties shall promptly notify Buyer thereof.

      2.23 Bank Accounts; Securities. Set forth in Schedule 2.23 is a list of all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities in the names of or owned or controlled by the Seller, all of which are included in the Assets.

      2.24 Disclosure. No representation or warranty by the Selling Parties in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Selling Parties have disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement. For purposes of this Agreement, any disclosure made on any Schedule or Exhibit hereto shall be deemed to have been made on any other Schedule or Exhibit to which it may be applicable.

      2.25 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller without the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

      2.26 Preservation of Assets. The Seller has not sold, assigned or transferred any of the Assets, other than in the ordinary course of business, or declared or paid any dividend or other distribution in respect of shares of capital stock or made any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock, since June 30, 1996.

      2.27  Environmental Compliance.

            (a) The Seller has obtained all permits, licenses and other authorizations required under Federal, state and local laws, relating to protection of the Environment (as defined below), including laws relating to any Release (as defined below) of or presence of pollutants, contaminants, or hazardous or toxic materials or wastes into or in soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and/or any environmental medium (the "Environment") or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste. Schedule 2.27 hereto sets forth a complete and accurate list of all such permits, licenses and other authorizations obtained by the Seller, copies of which have been delivered to the Buyer. The Seller is in full compliance with all terms and conditions of such permits, licenses and other authorizations. To the best of the Selling Parties' knowledge, except as set forth on Schedule 2.27, there are no proposed or pending changes in the federal, state, county or local laws, regulations, standards, or in the Seller's permits, licenses or authorizations relating to pollution or protection of the Environment that would increase the present costs of compliance with such laws or change any methods of operation.

            (b) Except as indicated on Schedule 2.27 the Seller has not, and, to the best of the Selling Parties' knowledge, after due inquiry, none of the Seller's employees, agents, contractors or subcontractors have, used, generated, processed, stored, transported, recycled, Released or otherwise handled any Hazardous Materials (as defined below) except as permitted by law on or about any real property related to the Seller's business or the Seller's contractual relations with any such agents, contractors or subcontractors, including, but not limited to, real property formerly owned by the Seller (collectively, the "Seller Real Property") and the facilities now or formerly leased or operated by the Seller (collectively, the "Seller Facilities"). As used herein, each of the Seller's Real Property and the Seller Facilities does not include the property owned by the Seller located at 45 Piedmont Street in Boston, Massachusetts (the "Piedmont Street Property"). It is understood and agreed that the Seller's representation in this Section 2.27 is not made with respect to the Piedmont Street Property. Additionally, except as indicated on Schedule 2.27, neither the Seller Facilities nor the Seller Real Property is being used or has ever previously been used for the generation, use, processing, storage, transportation, recycling, Release or handling of any Hazardous Materials, except as such use may have been permitted by law. In addition, except as indicated on Schedule 2.27, neither the Seller Facilities nor the Seller Real Property has ever been affected by any Hazardous Materials Contamination or Environmental Condition. The Seller, in the conduct of its business, is and has been in compliance with all Environmental Laws. Notwithstanding any statement or representation to the contrary in any affidavit or other document, the Seller affirmatively represents that as of the date hereof, the Seller has made all filings required by RCRA and that there have been no failures by the Seller to timely report under CERCLA Section 103 or RCRA Section 304. The Seller has not received any written notice from any governmental authority or any other person respecting or related to any actual, threatened or potential Release or presence of any Hazardous Materials or any non-compliance with any Environmental Laws as to which any such claimed noncompliance presently exists. Notwithstanding the preceding sentence, the Seller has not received any notice from any governmental authority respecting noncompliance with RCRA. No investigation, administrative proceeding, consent order or agreement, limitation or settlement with respect to Hazardous Materials, Hazardous Materials Contamination or Environmental Condition is, to the best of the Selling Parties' knowledge, proposed, threatened, anticipated or in force with respect to its business, nor has such property ever been on any Federal or state "Superfund" or "Super Lien" list.

      As used in this Section 2.27, "due inquiry" shall mean that Selling Parties have made inquiry of all of Seller's executives, corporate officers and directors and any employee or agent of Seller with responsibility for environmental matters.

      As used herein "Hazardous Materials" include any (i) "Hazardous Waste" as defined by The Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder; and "Hazardous Substance" as defined by The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time ("CERCLA"), and regulations promulgated thereunder; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) any substance, the presence of which on the premises of the Seller's business, is prohibited by applicable law; (v) oil, petroleum or any petroleum products or by-products; (vi) any other substance which, according to applicable law, requires special handling or notification of any Federal, state or local governmental entity in its collection, processing, handling, storage, transport, treatment or disposal or exposure thereto; (vii) any substance, which if not properly disposed of, may pollute, contaminate, harm or have any detrimental effect on the Environment; (viii) underground storage tanks, whether empty, filled or partially filled with any substance; and (ix) any other pollutant, toxic substance, hazardous substance, hazardous waste, hazardous material or hazardous substance as regulated by or defined in or pursuant to any Environmental law or any other Federal, state, or local environmental law, regulation, ordinance, rule, or by-law, whether existing on or prior to the date hereof.

      As used herein, "Hazardous Materials Contamination" shall mean, with respect to any premises, building or facilities or, the Environment, contamination by a Release or the presence of Hazardous Materials.

      As used herein, "Environmental Condition" shall mean any condition with respect to the Environment on or off the Seller Real Property and Seller Facilities, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against the parties hereto by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Seller's business and/or the operation of the business of any other property owner or operator in the vicinity of the Seller Real Property and Seller Facilities and/or any activity or operation formerly conducted by any person or entity on or off the Seller Real Property and Seller Facilities.

      As used herein, "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

      As used herein, "Environmental Laws" shall mean any environmental or health and/or safety-related law, regulation, rule, ordinance, or by-law at the Federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, including but not limited to: (i) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 et seq.; (ii) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et seq.; (iii) Federal Water Pollution Control Act of 1972 as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251 et seq.; (iv) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601 et seq.; (v) Emergency Planning and Community Right-to-Know Act of 1986, 42 USCA 11001 et seq.; (vi) Clean Air Act of 1966, as amended by the Clean Air Act of 1986, as amended by the Clean Air Act Amendments of l990, 42 USCA 7401 et seq.; (vii) National Environmental Policy Act of 1970, as amended, 42 USCA 4321 et seq.; (viii) Rivers and Harbors Act of 1970, as amended, 33 USCA 401 et seq.; (ix) Endangered Species Act of 1973, as amended, 16 USCA 1531, et seq; (x) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651 et seq.; (xi) Safe Drinking Water Act of 1974, as amended, 42 USCA 300 et seq., and any other federal, state, or local law, regulation, rule, ordinance or order currently in existence which governs:

                  (i) the existence, cleanup and/or remediation of toxic or hazardous materials;

                  (ii) the Release, emission, discharge or presence of Hazardous Materials into or in the Environment;

                  (iii) the control of Hazardous Materials; or

                  (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials.

      2.28 Purchase for Investment. Brewer represents that he is an "accredited investor", within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Hartnett represents that he has acquired sufficient information about Unidigital's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Unidigital Stock. Each of the Shareholders is acquiring the Unidigital Stock for his own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof. The Shareholders have not offered or sold any portion of the Unidigital Stock and, except as otherwise provided herein, have no present plan or intention of dividing such Unidigital Stock with others or reselling or otherwise disposing of any portion of the Unidigital Stock, either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance. The Shareholders agree not to distribute or to transfer any of the Unidigital Stock in the United States except in compliance with all applicable United States federal and state securities laws. The Shareholders further recognize that the Unidigital Stock will not be registered under the 1933 Act or the securities laws of any state, and the transfer of the same will be restricted under such laws, and the Unidigital Stock cannot be sold except pursuant to an effective registration statement under such laws or an available exemption from such registration, and the certificates representing the Unidigital Stock will bear a legend to such effect. The Shareholders agree not to distribute or to transfer any of the Unidigital Stock within two years after the date hereof.

      2.29 Number of Employees. The number of employees employed by the Seller as of the date hereof does not exceed 100.

      3.    Representations of the Buyer and Unidigital

            Representations and warranties made by the Buyer and Unidigital herein or in any instrument or document furnished in connection herewith shall survive the Closing until (and including) the fifth anniversary of the date hereof. The Buyer and Unidigital represent and warrant to the Seller as follows:

      3.1 Organization and Authority. Each of the Buyer and Unidigital is duly organized and validly existing and in good standing under the laws of the state of its incorporation, and has requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Buyer and Unidigital has full power to execute and deliver this Agreement, and the Instrument of Assumption and to consummate the transactions contemplated hereby and thereby. The Buyer is an affiliate of, and controlled by, Unidigital.

      3.2 Authorization. The execution and delivery of this Agreement by the Buyer and Unidigital and the agreements provided for herein to which it is a party, and the consummation by the Buyer and Unidigital of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement, the Note and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the respective valid and legally binding obligations of the Buyer and Unidigital, enforceable against them in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally. Except as otherwise set forth on Schedule 3.2, the execution, delivery and performance of this Agreement, the Note and the agreements provided for herein, and the consummation by the Buyer and Unidigital of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer or Unidigital; (b) violate the provisions of the organizational documents of the Buyer or Unidigital; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Buyer or Unidigital; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer or Unidigital pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer or Unidigital is or may be bound. Schedule 3.2 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required of the Buyer and Unidigital in connection with the consummation by the Buyer and Unidigital of the transactions contemplated by this Agreement.

      3.3 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and Unidigital and which are necessary for its consummation by the Buyer and Unidigital of the transactions contemplated by this Agreement have been, or will be prior to the date hereof, obtained and satisfied.

      3.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Buyer and Unidigital without the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

      4. Confidentiality; Public Announcements

      4.1 Confidentiality. All information not previously disclosed to the public or not generally known to persons engaged in the business of the Seller or the Buyer which shall have been furnished by the Buyer or the Seller to the other party in connection with the transactions contemplated hereby shall not be disclosed by such receiving party to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

      4.2 Public Announcements. The parties will cooperate in the issuance of any press releases or otherwise in the making of any public statements with respect to the transactions contemplated hereby. All public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of all parties hereto, which approval shall not be unreasonably withheld.

      5.  Employee Matters

      5.1 Seller's Employees. Seller has furnished to Buyer a list containing the names of the Seller's Employees, including each such employee's status, social security number and current compensation. If any such employee's employment is terminated or status changed prior to the date hereof, Seller shall promptly notify Buyer of such termination or status change and, in the case of termination, if such employee is replaced, the name, date of hire and compensation of the individual replacing such employee. The Buyer acknowledges that the Assumed Liabilities include (i) sales commissions payable after the date hereof and due to any of the Seller's Employees, and (ii) obligations to any employee of the Buyer with respect to accrued vacation prior to the date hereof.

      5.2 Future Changes. Nothing in this Section 5 shall require Buyer to retain any of Seller's Employees for any period of time after the date hereof. Subject to requirements of applicable law, Buyer reserves the right at any time after the date hereof to terminate such employment and amend, modify or terminate any term or condition of employment, including without limitation, any employee benefit plan, program, policy, practice or arrangement.

      5.3 Plant Closing. None of the Selling Parties has, directly or indirectly, taken or omitted to take any action which may result in the Seller's or the Buyer's liability to any person or entity under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"). The term "any action" does not include the sale and acquisition contemplated by this Agreement and the liability under the WARN Act, if any, which results from the Seller's termination of employees in connection with such sale and acquisition is the sole responsibility of the Seller.

      5.4 Reporting of Data. Buyer and Seller shall compile and furnish to each other such actuarial and employee data as shall be required from time to time for each party to perform and fulfill its obligations under this Section.

      5.5 Pending Litigation. With respect to any litigation pending, or to the knowledge of the Selling Parties threatened, as set forth in Schedule 2.21 hereto, which claim alleges violation of any nondiscrimination laws, collective bargaining agreements, employment contract and termination thereof or wage and hour laws, Seller shall fully defend such claim. Seller shall be responsible for any monetary damages awarded in connection therewith. It is understood by the parties that if Seller chooses to settle any matter relating to any of the foregoing, including the terms and conditions thereof of any back pay claims, such settlement shall be at the sole discretion of Seller and Seller shall be solely responsible for the payment or performance of any such settlement terms.

      6.  Best Efforts to Obtain Satisfaction of Conditions

            The Selling Parties and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

      7.  Conditions to Obligations of the Buyer

            The obligations of the Buyer under this Agreement are subject to the fulfillment, at the date hereof, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

      7.1 Continued Truth of Representations and Warranties of the Selling
Parties: Compliance with Covenants and Obligations. The representations and warranties of the Selling Parties shall be true on and as of the date hereof. The Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the date hereof.

      7.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

      7.3 Other Governmental Approvals. All courts of law, governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer, shall have consented to, authorized, permitted or approved such transactions including but not limited to, all clearance certificates required pursuant to any applicable retail sales tax legislation required in connection with the completion of the transactions contemplated herein.

      7.4 Consents of Lenders, Lessors and Other Third Parties. The Seller shall have received the consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including without limitation, the landlord at the premises at 451 D Street, Boston, Massachusetts and USTrust, the Seller's senior secured creditor.

      7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the date hereof.

      7.6 Opinion of Counsel. The Buyer shall have received an opinion of Perkins, Smith and Cohen, counsel to the Seller, dated as of the date hereof, substantially in the form attached hereto as Exhibit E (the "Opinion of Seller's Counsel").

      7.7 Board of Directors and Shareholder Approval. The directors and shareholders of the Seller shall have duly authorized the transactions contemplated by this Agreement.

      7.8 Title to Assets. At the Closing, the Buyer shall receive good and marketable title to all Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

      7.9 Environmental Reports; Compliance with Laws. The Buyer shall not have received unsatisfactory environmental reports from its environmental consultants and at any time prior to the Closing shall not have discovered that any Leased Premises fails to comply in any material respect with all applicable federal, foreign, state or local environmental, zoning, land use, and wetlands laws, rules and regulations.

      7.10 Fire, Casualty or Eminent Domain. If any of the Assets are, prior to the date hereof, either damaged by fire or other casualty insured against or taken, in whole or in part, by eminent domain proceedings, then the Buyer shall have the right to accept said Assets in their damaged or diminished condition together with an assignment to Buyer of all insurance and/or condemnation proceeds payable with respect to such fire, casualty or loss or terminate this Agreement.

      7.11 Due Diligence Review. The Buyer shall have completed a due diligence review of the Business, the results of which review are satisfactory to the Buyer.

      7.12 Employment Agreements. Brewer shall have entered into an Employment Agreement with the Buyer in the form attached hereto as Exhibit F, and Hartnett shall have entered into an Employment Agreement with the Buyer in the form attached hereto as Exhibit G (collectively, the "Employment Agreements").

      7.13 Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

            (a) a bill of sale substantially in the form attached hereto as Exhibit A, executed by the Seller;

            (b) such instruments of conveyance, assignment and transfer, and motor vehicle transfers and safety inspection certificates, if any, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good and marketable title to the Assets other than the Intangible Property;

            (c) such instruments of conveyance, assignment and transfer in form and substance satisfactory to the Buyer and in a form appropriate to file, if required, with the United

States Office of Patents and Trademarks, sufficient to convey, transfer and assign to, and to vest in, the Buyer, good and marketable title to the Intangible Property;

            (d) all technical data, formulations, product literature and other documentation relating to the Seller's business, all in form and substance reasonably satisfactory to the Buyer;

            (e) such contracts, files and other data and documents pertaining to the Assets or the Business as the Buyer may reasonably request;

            (f) copies of the general ledgers and books of account of the Seller related to the Business, and all federal, state, local and foreign income, franchise, capital, property and other tax returns filed by the Seller with respect to the Assets since June 30, 1995.

            (g) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in this Section 7 as the Buyer shall reasonably request;

            (h) certificate of the Secretary of the Seller attesting to the incumbency of the Seller's officers, respectively, and the authenticity of the resolutions authorizing the transactions contemplated by the Agreement;

            (i) estoppel certificates from each lessor under the Leases set forth in Schedule 2.9(b) attached hereto unless waived as set forth in such schedule (i) consenting to the assignment of such Lease to the Buyer; (ii) representing that there are no outstanding claims against the Seller under any such Lease, and no outstanding defaults or events which, with the passage of time, may become defaults; (iii) specifying the commencement and termination dates under the Lease; and (iv) providing that any purchase right, purchase option, right of first refusal, renewal right or other similar provision is enforceable by the Buyer and specifying the rental rates under the Lease and any other matters that Buyer may reasonably require;

            (j)   a cross receipt executed by the Buyer and the Seller;

            (k) the originals, if in Seller's possession, of all building permits, certificates of occupancy, and other governmental licenses, permits and approvals, and all plans and specifications relating to the Leased Premises not previously delivered to the Buyer;

            (l) the Employment Agreements executed by each of the Shareholders;

            (m)   the Opinion of Seller's Counsel;

            (n) the Amendment of the Articles of Organization of the Seller to discontinue the use of the name "Boris Image Group, Inc. " and to file any instruments as may be necessary with any governmental authority to change their corporate names and foreign qualifications; and

          (o) such other documents, instruments or certificates as the Buyer may reasonably request in order to evidence the accuracy of the Selling Parties' representations or compliance by Seller with its covenants hereunder.

      8.  Conditions to Obligations of the Seller

          The obligations of the Seller under this Agreement are subject to the fulfillment, at the date hereof, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

      8.1 Continued Truth of Representations and Warranties of the Buyer and Unidigital; Compliance with Covenants and Obligations. The representations and warranties of the Buyer and Unidigital in this Agreement shall be true on and as of the date hereof. The Buyer and Unidigital shall have performed and complied with all covenants required by this Agreement to be performed or complied with by each of them prior to or at the date hereof.

      8.2 Corporate Proceedings. All corporate, legal and other proceedings required to be taken on the part of the Buyer and Unidigital to authorize or carry out this Agreement shall have been taken.

      8.3 Approvals. All other governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer and Unidigital of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

      8.4 Consents of Lenders, Lessors and Other Third Parties. The Buyer and Unidigital shall have received all requisite and material consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer and Unidigital to consummate the transactions contemplated by this Agreement, including but not limited to those set forth on
Schedule 3.2 attached hereto.

      8.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets or would affect the right of the Buyer to acquire the Assets.

      8.6 The Buyer and/or Unidigital shall have assumed all of the Seller's obligations to USTrust as set forth on Schedule 1.3(a) or discharged same, and in any event secured a release of Brewer's guaranty or guaranties thereunder.

      8.7 Unidigital shall have guaranteed all of the Buyer's obligations hereunder (including the Note) and under the Employment Agreements.

      8.8 Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

            (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

            (b) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

            (c) such certificates of Unidigital's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller may reasonably request;

            (d) a certificate of the Secretary of Unidigital attesting to the incumbency of Unidigital's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

            (e) Instrument of Assumption executed by the Buyer and accepted by the Seller;

            (f) payment of the portion of Purchase Price due on the date hereof, including the Cash Consideration, the Note and the Stock
Consideration;

            (g)   the Employment Agreements, executed by the Buyer;

            (h) a Guaranty substantially in the form attached hereto as Exhibit H executed by Unidigital;

            (i)   the Opinion of Buyer's Counsel; and

            (j) such other documents, instruments or certificates as the Seller may reasonably request.

      9.    Post-Closing Agreements

      9.1   Proprietary Information.

            (a) The Seller shall hold in confidence, and use its best efforts to have all officers, shareholders, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Business, and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller or by any other persons who have agreed not to disclose, publish or make use of such information.

            (b) The Seller agrees that the remedy at law for any breach of this
Section 9.1 would be inadequate and that the Buyer and/or Unidigital shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

      9.2 No Solicitation or Hiring of Former Employees. Except as provided by law or with the written consent of Buyer, for a period of two years after the date hereof, the Seller and any persons or entities that are not natural persons, that directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Seller (the "Corporate Affiliates"), shall not solicit any person who was a Seller's Employee on the date hereof, and has been employed, and not terminated without cause, by the Buyer, to terminate his employment with the Buyer or to become an employee of the Seller or its Corporate Affiliates or hire any person who was such an employee on the date hereof or on the date hereof.

      9.3   Non-Competition Agreement.

            (a) For a period of five (5) years after the date hereof, neither the Seller nor any Corporate Affiliate thereof shall directly or indirectly (i) manufacture, market or sell any product which has the same or substantially the same function and primary application as any existing product manufactured by the Seller on or prior to the date hereof or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise, any business competitive with the business of the Seller as conducted on the date hereof or on the date hereof (a "Competitive Business"), within 100 miles of the then-existing location of any Buyer or Unidigital facility in the United States or any other country in which the Seller conducted business during the two years prior to the date hereof, except that the Seller and its Corporate Affiliates may own, in the aggregate, not more than 1% of the outstanding shares of any publicly held corporation which is a Competitive Business which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association.

            (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 9.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. If the Seller or any Corporate Affiliate shall violate this Section 9.3, the duration of this Section 9.3 automatically shall be extended as


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
against such violating party for a period equal to the period during which such party shall have been in violation of this Section 9.3. The covenants contained in this Section 9.3 are deemed to be material and the Buyer is entering into this Agreement relying on such covenants.

      9.4 Sharing of Data. The Seller shall have the right for a period of seven years following the date hereof to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the date hereof and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer and/or Unidigital shall have the right for a period of seven years following the date hereof to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to the Buyer hereunder or is otherwise needed by the Buyer and/or Unidigital in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

      9.5 Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after the date hereof (other than litigation arising out of the transactions contemplated by this Agreement and except as otherwise expressly provided herein). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

      9.6 Legal Fees. The Buyer and Unidigital shall pay up to $50,000 in legal fees and expenses incurred by the Selling Parties in connection with the Prior Litigation, provided that such fees and expenses relate to legal services rendered after the date hereof. The Buyer and Unidigital shall pay the Selling Parties within 30 days after submission of reasonably detailed invoices related to such services.

      9.7 Accounting Fees. The Seller agrees to pay up to $8,000 in accounting fees and expenses incurred after the date hereof for accounting services related to the transactions contemplated hereby and the delivery to Unidigital of financial statements sufficient to comply with application regulations of the Securities and Exchange Commission.

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
      9.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of the Unidigital Stock to the public without registration, Unidigital agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the date hereof; and

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of Unidigital under the 1933 Act and the Securities Exchange Act of 1934, as amended.

      10.   Indemnification and Reimbursement

      10.1 Indemnification. The Selling Parties shall indemnify, defend and hold harmless the Buyer and any parent, subsidiary or affiliate thereof and all directors, officers, employees, agents and consultants of each of the foregoing (collectively, the "Buyer Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (whether absolute, accrued, contingent or otherwise), costs and expenses, including but not limited to, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, imposed upon or incurred by the Buyer Group or any member thereof, directly or indirectly, by reason of or resulting from or relating to any of the following (but in any event excluding the Assumed Liabilities) at such time as the Damages, whether actual or alleged, exceed $15,000 in the aggregate:

            (a)   liability and obligation of the Selling Parties;

            (b) misrepresentation or breach of warranty or covenant or agreement by the Selling Parties made or contained in this Agreement or in any certificate or other instrument furnished or to be furnished to the Buyer under this Agreement;

            (c) failure to comply with any bulk sales or similar laws applicable to the transactions contemplated hereby; and

            (d) litigation or other claim arising from acts, failures to act or events which occurred prior to the date hereof including, without limitation, the remediation of environmental conditions attributable to the conduct of the Business at the manufacturing facility in Boston, Massachusetts prior to the date hereof and claims for product failure or defect (including but not limited to claims for personal injury, property damages and breach of warranty) which relate to any product manufactured or sold prior to the date hereof.

      It is understood and agreed that any claim for Damages hereunder must be made by a member of the Buyer Group by the second anniversary of the date hereof. It is further understood and agreed that the Selling Parties shall not be liable for Damages on all matters taken in the aggregate asserted under
Section 10.1 hereof in excess of the Purchase Price, nor shall any Selling Party be liable for more than his or its portion thereof.

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
      10.2 Accounts Receivable. In addition to the provisions of Section 10.1, the Seller shall also indemnify the Buyer for the face value of all Accounts Receivable which existed as of the Closing, but are not collected within one hundred eighty (180) days after Closing, upon the Buyer's request therefor, provided that the Buyer has used commercially reasonable efforts to collect such receivables and such receivables exceed $25,000 in the aggregate. If the Buyer shall thereafter collect any Account Receivable for which it has received an indemnification payment from the Seller pursuant to the immediately preceding sentence, the Buyer shall promptly remit the amount so collected to the Seller.

      10.3 CERCLA. Nothing contained in this Agreement shall be deemed a waiver of the right of the Buyer to maintain a private party cost recovery action under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

      10.4 Notice and Defense of Claims. The Seller's obligations and liabilities hereunder with respect to claims resulting from the assertion of liability by the Buyer or third parties shall be subject to the following terms and conditions:

            (a) Notice. The Buyer shall give prompt written notice to the Seller of any claim or event known to it which does or may give rise to a claim by the Buyer against the Seller for which the Buyer believes it is entitled to indemnification pursuant to this Section 10 of this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any claim, action, suit or proceeding brought by any third party, a copy of any claim, process or legal pleadings with respect thereto promptly after any such documents are received by the indemnified party. Such notice shall be given in accordance with Section 12 hereof.

            (b)   Third Party Claims or Actions.

                  (i) In the event any claim, action, suit or proceeding is made or brought by any third party against the Buyer, with respect to which the Seller may have liability for Damages under this Section 10 of this Agreement, the Seller shall, at its own expense, be entitled to participate in and, to the extent that it shall wish, jointly and with any other indemnifying party, to assume the defense, with independent counsel reasonably satisfactory to the Buyer, provided that in assuming the defense of any such third party claim, action, suit or proceeding, the Seller acknowledges in writing to the Buyer that the Seller shall thereafter be liable for any Damage with respect to such claim, action, suit or proceeding.

                  (ii) If the Seller elects to assume control of such defense or settlement, it shall conduct such defense or settlement in a manner reasonably satisfactory and effective to protect the Buyer fully; such company and its counsel will keep the Buyer fully advised as to its conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the written consent of the Buyer, not to be unreasonably withheld. In any case, the Buyer shall have the right to employ its own counsel and such counsel may participate in such action, but the reasonable fees and expenses of such counsel shall be at the expense of the Buyer, when and as incurred, unless (A) the employment of counsel by the Buyer has been authorized in writing by the Seller, (B) the Buyer shall have reasonably concluded that there may be a conflict of interest between the Seller and the Buyer in the conduct of the defense of such action, (C) the Seller shall not in fact have employed independent counsel reasonably satisfactory to the Buyer to assume the defense of such action and shall have been so notified by the Buyer,
(D) the Buyer shall have reasonably concluded and specifically notified the Seller either that there may be specific defenses available to it which are different from or additional to those available to it or that such claim, action, suit or proceeding involves or could have a material adverse effect upon it beyond the financial resources of the Seller or the scope of this Agreement, or (E) the Seller fails to conduct such defense or settlement in a manner reasonably satisfactory to protect the Buyer fully. If clause (B), (C), (D) or
(E) of the preceding sentence shall be applicable, then counsel for the Buyer shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Buyer and the reasonable fees and disbursements of such counsel shall constitute Damages hereunder.

                  (iii) If the Seller does not elect to assume the defense of any such claim, or if it fails to conduct said defense or settlement in a manner reasonably satisfactory to protect the Buyer fully, the Buyer may engage independent counsel selected by the Buyer to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the indemnified party may determine. The reasonable fees and disbursements of such counsel shall constitute Damages hereunder.

                  (iv) The Buyer and the Seller, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

      10.5 Cooperation. The parties hereto agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where counsel has been selected by the Seller or by the Buyer pursuant to Section 10.4, the Seller or the Buyer, as the case may be, shall be entitled to rely upon the advice of such counsel in the conduct of the defense.

      10.6 Confidentiality. The parties agree to cooperate in such a manner as to preserve in full the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees that (a) it will use its best efforts, in any action, suit or proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records and (b) all communications between any party hereto and counsel responsible for or participating in the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

      10.7 Offsets. The Buyer and Unidigital may offset against the amounts payable under (i) the Note or (ii) Section 9.6 of this Agreement any and all Damages owed by the Selling Parties to the Buyer Group pursuant to Section 10.1 hereof.

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
      11.   Transfer and Sales Tax

            The Seller shall be responsible for and pay all filing and recording taxes and fees, and all sales, use and transfer taxes and fees, if any, upon the sale and transfer of the Assets hereunder. The Selling Parties shall indemnify, defend and hold harmless the Buyer Group for any such taxes and fees, including interest and penalties, if any, incurred in connection with the transactions contemplated hereby. It is understood and agreed that the indemnification provision set forth in this Section 11 shall not be subject to the two-year limitation set forth in Section 10 hereof.

      12.   Notices

            Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecommunications) and delivered personally or sent by telex, telecopy or other wire transmission (with request for assurance in a manner typical with respect to communications of that type), federal express or other overnight air courier (postage prepaid), registered or certified mail (postage prepaid with return receipt requested), addressed as follows or to such other address of which the parties may have given notice:

      To the Seller:    Boris Image Group, Inc.
                        451 D Street
                        Boston, Massachusetts 02210
                        Attn:  Leslie W. Brewer, II, President
                        Tel. No.:  (617) 439-3200
                        Fax No.:  (617) 439-6975

      With a copy to:   Perkins, Smith and Cohen
                        One Beacon Street
                        Boston, Massachusetts
                        Attn:  Irving Salloway, Esq.
                        Tel. No.:  (617) 854-4000
                        Fax No.:  (617) 854-4040

      To the Buyer:     Unidigital Inc.
                        20 West 20th Street
                        New York, New York  10011
                        Attn:  Mr. William Dye, President
                        Tel. No.:  (212) 337-0330
                        Fax No.:  (212) 727-3151

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
      With a copy to:   Buchanan Ingersoll
                        500 College Road East
                        Princeton, New Jersey  08540
                        Attn:  David J. Sorin, Esq.
                        Tel. No.:  (609) 987-6800
                        Fax No.:  (609) 520-0360

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by wire transmission; (b) on the next business day after mailing or deposit with an overnight air courier; or (c) five business days after being sent, if sent by registered or certified mail.

      13.   Successors and Assigns

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Seller nor the Buyer may assign all or a portion of its rights and obligations hereunder without the prior written consent of the other party, except that the Buyer may assign all or a portion of its rights and obligations hereunder to an Affiliate of Buyer, provided that Buyer shall remain liable for the performance of the Buyer's obligations under this Agreement. Any assignment in contravention of this provision shall be void.

      14.   Entire Agreement; Amendments; Attachments

            (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties except as expressly provided herein. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

            (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

      15.   Expenses

            Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

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
      16.   Legal Fees

            In the event that legal proceedings are commenced by the Buyer against the Seller, or by the Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

      17.   Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of laws rules or principles.

      18.   Section Headings

            The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

      19.   Severability

            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      20.   Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

      21.   Currency

            Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States funds.

      22.   Ambiguity in Drafting

            Each party shall have been deemed to have participated equally in the drafting of this Agreement and the agreements contemplated hereby and any ambiguity in any such contracts shall not be construed against any purported author thereof.

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
            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


(Corporate Seal)              SELLER:

ATTEST:                       BORIS IMAGE GROUP, INC.



_________________________     By:_____________________________
Secretary                          Name:  Leslie W. Brewer, II
                                   Title: President


                                  SHAREHOLDERS:



                              ________________________________
                              Leslie W. Brewer, II



                              ________________________________
                                Michael Hartnett


(Corporate Seal)              BUYER:

ATTEST:                       UNIDIGITAL/BORIS CORPORATION



_________________________     By:_____________________________
Clerk                              Name:  William E. Dye
                                   Title: Chairman of the Board


ATTEST:                       UNIDIGITAL INC.


_________________________     By:_____________________________
Secretary                          Name:   William E. Dye
                                   Title:  President

                                       40